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                                                               EXHIBIT NO. 10.17

                                      NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS AUGUST 31, 1998, A COPY OF WHICH MAY BE OBTAINED FROM NEXTERA ENTERPRISES, L.L.C. AT ITS PRINCIPAL EXECUTIVE OFFICE.


No. 1                                                               $38,000,000


                           NEXTERA ENTERPRISES, L.L.C.

                               Senior Secured Note

               NEXTERA ENTERPRISES, L.L.C. (the "Company"), for value received hereby promises to pay to NEXTERA FUNDING, INC., a Delaware corporation (the "Holder"), the principal sum of thirty-eight million dollars ($38,000,000), in lawful money of the United States of America and in immediately available funds, on March 1, 1999 and to pay interest on the unpaid principal amount, in like money and funds, for the period commencing on the date of this Note until payment in full of the principal sum hereof has been made, at the rates per annum and on the dates provided in the Agreement (as defined below).

               This Senior Secured Note is one of a duly authorized issue of Senior Secured Notes of the Company (the "Notes") referred to in the Securities Purchase Agreement dated as of August 31, 1998 between the Company and the Holder (as the same may be amended, restated or otherwise modified from time to time in accordance with its terms, the "Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Agreement.

               This Note is entitled to the benefit and security of the Security Documents.

               The Notes are transferable and assignable to one or more purchasers in accordance with the limitations set forth in the Agreement. The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.


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               The Company shall keep at its principal office a register (the
"Register") in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Note. The ownership of the Notes shall be proven by the Register.

               Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Agreement.

               THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW). THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: September 1, 1998

                                       NEXTERA ENTERPRISES, L.L.C.


                                       By: /s/ MICHAEL P. MULDOWNEY
                                           ------------------------------------
                                           Name: Michael P. Muldowney
                                           Title: Chief Financial Officer




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